Exhibit 10.45

PROMISSORY NOTE
Note 1A

$45,032,000	December 6, 2017
Loan #0900181200-0001

FOR VALUE RECEIVED, RYZE RENEWABLES RENO, LLC, a limited liability company organized under the laws of the State of Delaware, hereby promise to pay to the order of JEFFERSON FINANCIAL FEDERAL CREDIT UNION (the “Lender”) and its successors and assigns, at its offices at 7701 Airline Drive, Metairie, Louisiana 70003, or such other place as Lender shall designate in writing from time to time, the principal sum of FORTY FIVE MILLION THIRTY-TWO THOUSAND and NO/100 DOLLARS ($45,032,000), as provided herein and pursuant to that certain Loan Agreement as of even date herewith between Borrower and Lender (the “Loan Agreement”), in United States Dollars, together with interest thereon as hereinafter provided. The Loan Agreement is hereby incorporated herein by reference. This is “Note 1A” referred to in the Loan Agreement. All capitalized terms used herein, but not otherwise defined ·herein, shall have the meanings as defined in the Loan Agreement.

1.

INTEREST.

1.1.

Rate. Interest shall accrue at an annual rate equal to the Prime Rate published in the Money Rates Section of the Wall Street Journal from time to time (the “Wall Street Journal Prime Rate”) plus 2.00%. The current Wall Street Journal Prime Rate is 4.25%, resulting in the initial interest rate of 6.25% applicable to this Note. The annual interest rate will be adjusted· quarterly on the sixth (6th) day of each October, January, April and July commencing on January 6, 2018, which rate shall be effective until the earlier to occur of the next rate adjustment or the Maturity Date (defined below). If the Wall Street Journal no longer publishes the rate described above, Lender shall use another index which, in its reasonable judgment, closely resembles the index previously used and described above.

1.2.

Principal and Interest Payments. Interest on the Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest only payments will be due and payable on the sixth (6th) day of each month, or the next succeeding Business Day if such day is not a Business Day (each a “Payment Date”), commencing on January 6, 2018, for the first 36 months. Thereafter, commencing on January 6, 2021 and continuing to and including the Maturity Date, Borrower shall pay principle and interest payments on each Payment Date based on the then applicable interest rate and level amortization of principal to the Maturity Date. Lender will provide Borrower with the new payment amount due each month upon each adjustment of the interest rate under 1.1 above.

1.3.

Maturity Date. The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder shall be due and payable on December 6, 2037 (the “Maturity Date”).

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2.

APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to accrued interest, principal, late charges, unpaid collections costs, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Lender may elect from time to time in its sole discretion.

3.

TENDER OF PAYMENT. All payments on this Note shall be made in immediately available lawful money of the United States at Lender’s address stated above or by direct charge to the demand deposit account with Lender designated in writing by Borrower. All sums payable to Lender which are due on a day on which Lender is not open for business shall be paid on the next succeeding Business Day and such extended time shall be included in the computation of interest.

4.

LATE CHARGE. In the event that any installment of principal or interest required to be made by Borrower under this Note shall not be received by Lender within fifteen (15) days after its due date, Borrower shall pay to Lender, on demand, a late charge of five percent (5%) of such delinquent payment. The foregoing right is in addition to, and not in limitation of, any other rights which Lender may have upon Borrower’s failure. to make timely payment of any amount due hereunder.

5.

PREPAYMENT. The principal amount of this Note may be prepaid in whole or in part on any Payment Date. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. In the event of prepayment, in whole or in part, a prepayment penalty shall be assessed as follows:

5.1.

If the prepayment occurs on or before the second anniversary date of this Note, the prepayment penalty will equal ten percent (10%) of the principal amount prepaid;

5.2.

If the prepayment occurs after the second anniversary date, but on or before the third anniversary date, the prepayment penalty will equal five percent (5%) of the principal amount prepaid;

5.3.

If the prepayment occurs after the third anniversary date, but on or before the eighth anniversary date of this Note, the prepayment penalty will equal two percent (2%) of the principal amount prepaid; and

5.4.

A prepayment penalty shall not apply if the prepayment occurs after the eighth anniversary date of this Note.

5.5.

Notwithstanding the forgoing, prepayments of this Note may only be made if a corresponding, pro-rata prepayment is made on all other Notes referenced in the Loan Agreement, including the applicable prepayment penalties under the Notes.

6.

SECURITY FOR THE NOTE. Borrower has granted Lender a security interest in. all Collateral as defined in the Loan Agreement to secure this Note.

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7.

INDEMNIFICATION.

7.1.

Borrower hereby indemnifies and agrees to defend and hold harmless Lender, its officers, employees and agents, from and against any and all losses, damages, or liabilities and from any suits, claims or demands, including reasonable attorneys’ fees incurred in investigating or defending such claim, suffered by any of them and caused by, arising out of, or in any way connected with the Loan Documents or the transactions contemplated therein (except to the extent determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of any of the indemnified parties) including, without limitation: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Lender in connection with the Project; (ii) losses, damages (including consequential damages), expenses or liabilities sustained by Lender in connection with any environmental inspection, monitoring, sampling or cleanup of the Project required or mandated by any applicable environmental law; (iii) claims by any tenant or any other party arising under or in connection with any lease of all or any portion of the Project; (iv) any untrue statement of a material fact contained in information submitted to Lender by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (v) the failure of Borrower to perform any obligations herein required to be performed by Borrower; and (vi) the ownership, construction, occupancy, operation, use or maintenance of the Business and the Project.

7.2.

In case any action shall be brought against Lender, its officers, employees or agents, in respect to which indemnity may be sought against Borrower, Lender or such other party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement. Lender shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, and if conflicts in interests at Lender’s sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower’s consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and hold harmless Lender from and against any loss or liability by reason of such settlement or judgment.

8.

EVENTS OF DEFAULT. Each of the following, shall constitute an event of default hereunder (an “Event of Default”): (a) the failure of Borrower to pay any amount of principal or interest hereunder after the lapse of any applicable notice and cure period as provided in the Loan Agreement; or (b) the occurrence of any other default in any term, covenant or condition hereunder after the lapse of any applicable notice and cure period as provided in the Loan Agreement, or (c) any Event of Default under the Loan Agreement or under any other Loan Document or (d) an event of default on any other loan facility from Lender for the benefit of Borrower.

9.

REMEDIES. If an Event of Default exists, Lender may exercise any right, power or remedy permitted by law or as set forth herein or in the Loan Agreement or any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by any of the Loan Documents, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

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10.

MISCELLANEOUS.

10.1.

Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Lender and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

10.2.

USDA Guarantee. The United States Department of Agriculture has issued its Loan Note Guarantee Form RD 4279-5 (the “USDA Guarantee”) which guarantees 100% of the outstanding principal of this Note, subject to the terms and conditions of said USDA Guarantee. Reference is made to the USDA Guarantee for the terms and conditions applicable to the Lender and any Holder of all or any portion of this Note.

10.3.

Attorneys’ Fees and Expenses. If Lender retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Note, or for examination of matters subject to Lender’s approval under the Loan Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Lender shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby. Notwithstanding the above, whenever the terms “reasonable attorneys’ fees” is used herein or in any other Loan Documents, it shall mean attorneys’ fees and expenses actually incurred by Lender at its counsels’ standard hourly rates, notwithstanding any statutory presumption to the contrary.

10.4.

No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Lender of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Lender and Borrower.

10.5.

Waiver. To the fullest extent permitted by applicable law, Borrower waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower’s liability hereunder. The liability of Borrower shall not be affected by the failure of Lender to perfect or otherwise obtain. or maintain the priority or validity of any security interest in any collateral. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

10.6.

No Usurious Amounts. Anything herein contained to the contrary notwithstanding, Borrower does not agree and shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal’ balance. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

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10.7.

Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

10.8.

Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

10.9.

Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

10.10.

Sale or Participations. Lender may from time to time sell or assign, in whole or in part, or grant participations in, the Loan and this Note. The holder of any such sale, assignment or participation, shall be: (a) entitled to all of the rights, obligations and benefits of Lender hereunder and under the Loan Documents as to the amount assigned or participated and (b) . deemed to hold arid may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder. Lender may in its discretion give notice to Borrower of such sale, assignment or participation; provided however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder or Borrower’s obligations hereunder or under the Loan Agreement.

10.11.

Jurisdiction. Borrower irrevocably appoints the chief financial officer of Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in the Loan Agreement, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Nevada by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

10.12.

Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Loan Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

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10.13.

Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles.

10.14.

Continuing Enforcement. If, after receipt of any payment of all or any part of this Note, Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation, modification or termination of this Note and shall remain effective notwithstanding the modification or payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

10.15.

Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITIBD BY APPUCABLE LAW, ANY SIBT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A TIJRY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR _PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

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[Signature Page for Note 1A]

IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

BORROWER:

Ryze Renewables Reno, LLC, a limited liability company organized under the laws of the State of Delaware [SEAL]

By: Ryze Renewables, LLC, a limited liability company organized under the laws of the State of Delaware, its sole member

By:	/s/ Matthew G. Pearson
Name:	Matthew G. Pearson
Title:	Managing Member

GUARANTOR:

Ryze Renewables, LLC, a limited liability company organized under the laws of the State of Delaware

By:	/s/ Matthew G. Pearson
Name:	Matthew G. Pearson
Title:	Managing Member

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